Exhibit 23.1

                          INDEPENDENT AUDITORS' CONSENT

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3/A filed by Netsmart Technologies, Inc. (the "Company") of our report dated February 3, 2003 on our audit of the consolidated financial statements of the Company as of December 31, 2002, and for the year then ended, appearing in the Company's Annual Report on Form 10-K/A for the year ended December 31, 2002.

We also consent to the reference to us under the caption "Experts" in the Prospectus.

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                                               Marcum & Kliegman LLP


Woodbury, NY
June 17, 2003